Exhibit 99.1

CPI Card Group Announces Reverse Stock Split

LITTLETON, Colo.—(BUSINESS WIRE)—CPI Card Group Inc. (Nasdaq:PMTS) (TSX:PMTS) (“CPI Card Group” or the “Company”) a global leader in financial and EMV® chip card production and related services, today announced that it will effect a 1-for-5 reverse stock split. The reverse stock split will be effective at 12:01 a.m. EDT, on December 20, 2017. The Company’s common stock will begin trading on a split-adjusted basis on the Nasdaq Global Select Market and on the Toronto Stock Exchange under the Company’s existing symbol “PMTS” on December 20, 2017.

The reverse stock split is primarily intended to bring the Company into compliance with the minimum bid price requirement for maintaining its listing on the Nasdaq Global Select Market. The new CUSIP number for the common stock following the reverse split will be 12634H 200.

When the reverse stock split becomes effective, every five (5) shares of common stock will automatically convert into one (1) share of common stock, with no change in par value per share. No fractional shares will be issued. In lieu of any fractional shares, any holder of less than one share of common stock will be entitled to receive cash for such holder’s fractional share.

The reverse stock split will reduce the number of shares of the Company’s common stock currently outstanding from approximately 55.7 million shares to 11.1 million shares. The number of authorized shares of common stock will remain unchanged. Proportional adjustments will be made to the Company’s outstanding stock options and equity compensation plans.

Because all of the Company’s stockholders hold their shares in book-entry form, they need not take any action in connection with the reverse stock split.

About CPI Card Group Inc.

CPI Card Group is a leading provider in payment card production and related services, offering a single source for credit, debit and prepaid debit cards including EMV chip, personalization, instant issuance, fulfillment and mobile payment services. With more than 20 years of experience in the payments market and as a trusted partner to financial institutions, CPI’s solid reputation of product consistency, quality and outstanding customer service supports our position as a leader in the market. Serving our customers from ten locations throughout the United States, Canada and the United Kingdom, we have the largest network of high security facilities in the United States and Canada, each of which is certified by one or more of the payment brands: Visa, MasterCard, American Express, Discover and Interac in Canada. Learn more at www.cpicardgroup.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as statements about our plans, objectives, expectations, assumptions or future events. Words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue”, “project”, “plan”, “foresee”, and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 2, 2017. CPI Card Group Inc. undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise.

For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the company. CPI promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information, and press releases. CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

EMV is a registered trademark or trademark of EMVCo LLC in the United States and other countries.

Contacts

CPI Card Group Inc. Investor Relations:

William Maina, 877-369-9016

InvestorRelations@cpicardgroup.com

or

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com